Exhibit 2.1

          FOURTH AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION


     This Fourth Amendment (the "Amendment"), dated as of December 27, 2001, is to the Agreement and Plan of Reorganization, as amended by the First Amendment, the Second Amendment, and the Third Amendment, by and among TEKINSIGHT.COM, INC. a Delaware corporation ("Newco Parent"), DYNCORP MANAGEMENT RESOURCES INC., a Virginia corporation (the "Company"), NEWPORT ACQUISITION CORP., a Delaware corporation ("Newco"), and DYNCORP, a Delaware corporation ("Company Parent") (the "Reorganization Agreement"). Following further discussions between the parties after execution of the Reorganization Agreement, the parties determined it to be in the best interests of all such parties to make certain changes to the Reorganization Agreement agreed to by the parties named below, and such parties hereby agree as follows:

         Section 1

         1.1 Termination of Merger Agreement. The Agreement and Plan of Merger, dated as of April 25, 2001, by and between the Company, Newco Parent, Company Parent and Newco (the "Merger Agreement"), is hereby terminated in its entirety.

         1.2 Adoption of New Merger Agreement. The Company, Newco Parent, Company Parent and TekInsight Services, Inc., a Delaware corporation ("Tek"), hereby agree to enter into a new Agreement and Plan of Merger (the "New Merger Agreement"), in substantially the form attached to this Amendment as Exhibit A hereto, to replace the terminated Merger Agreement.

         1.3 Substitution of Parties. By its execution of this Fourth Amendment, Tek becomes a successor in interest to Newco and shall have all the rights and obligations of Newco under the Agreement. Thereupon, Newco shall have no further rights or obligations under the Agreement. all references to Newco in the Agreement shall be deemed references to Tek.

         Section 2

         2.1 Working Capital Facility. Section 4.17 of the Reorganization Agreement is hereby amended to read as follows:

                  Newco Parent shall use its best efforts to have secured, no later than 90 days following the Closing, a firm irrevocable financing commitment and/or credit facilities on prevailing market terms and conditions under which, collectively, no less than $15 million of financing will be available to Newco to support and finance its operations for a period of at least 2 years subsequent to the Closing (the "Financing").

         2.2 Non-Competition Provisions. Section 4.21 of the Reorganization Agreement is hereby amended to read as follows:

                  Company Parent agrees that neither it nor any of its Subsidiaries shall, for a period of three (3) years after the Closing Date, compete directly or indirectly with Newco or Newco Parent and its Subsidiaries (including, without limitation, by seeking business opportunities, responding to requests for bids or other proposals, and by performing contracts) for revenue producing service contracts with state and local government agencies in the state and local government markets (which shall refer to vertical lines of business and not geographic areas) in which the Company and Newco Parent's Subsidiaries are actively engaged in business as of the Closing Date; provided, however, that such restriction shall not apply, and Company Parent and its Subsidiaries shall be free at all times to pursue and perform any and all of the following contracts secured before, during and after the aforementioned restriction period:

               (a) Contracts and business in the health-related, transportation, law enforcement and public safety, and education-related markets pursued by Company Parent's Subsidiaries, AdvanceMed Corporation, DynRide LLC, DynCorp Information and Enterprise Technology, Inc. and DynCorp Information Systems, and their successors in interest, respectively;

               (b) Any and all business that is conducted by Company Parent or any of its Subsidiaries under or in connection with, or as an outgrowth of, any federal government contract regardless of when awarded to Company Parent or a Subsidiary;

               (c) Any and all business that is conducted by Company Parent or any of its Subsidiaries under any non-federal government contract that is in effect as of the Closing Date (other than contracts that are currently being performed, or are presently contemplated to be performed, by the Company);

               (d) Any and all business that is conducted at any time by any business or entity that may be acquired by Company Parent or any of its Subsidiaries, so long as the aggregate revenue of such business or entity from contracts with state and local governments does not exceed, in the year of acquisition, more than the lesser of 15% of total annual revenue of such acquired business or entity or $7,500,000;

               (e) Any and all business that is conducted by an Affiliate of Company Parent that is not a Subsidiary consolidated with Company Parent (or its parent) for financial reporting purposes;

               (f) Any and all business that is conducted by (i) any Subsidiary of Company Parent subsequent to Company Parent's complete divestiture of such Subsidiary or (ii) any non-affiliated third party that purchases any portion of Company Parent's or any of its Subsidiaries' business;

               (g) Any and all business under contracts or proposals of any Subsidiary of Company Parent (other than the Company) outstanding as of the Closing Date with other than state and local government agencies, but for services ultimately beneficial, directly or indirectly, to a state or local government;

               (h) Contracts to provide information technology desk top or "seat" management hardware and services to a state or local government agency if, after reasonable notice of the opportunity by Company Parent or a Subsidiary to Newco or Newco Parent, Newco or Newco Parent has failed to actively seek or pursue such opportunity;

               (i) Investments in any business that may be involved in providing services to state and local government agencies so long as the securities of such businesses are publicly traded and the aggregate investment by Company Parent does not exceed 1% of the total outstanding securities in which the investment is made;

               (j) Contracts and business in the aviation support, operations, maintenance and training; airport operations and management; security services and training; facility and equipment maintenance and management; logistics support; [non-software] engineering support services; and construction and construction management markets pursued by Company Parent's Subsidiaries, DynCorp Technical Services LLC and DynCorp International LLC; and

               (k) Contracts and business with the Commonwealth of Puerto Rico and its agencies and instrumentalities;

     provided further, however, that such restriction shall not apply to any entity which may acquire the stock or a substantial portion of the assets of Company Parent or one or more of its Subsidiaries, where such business or activities are carried on by such entity or its subsidiaries or affiliates other than Company Parent or the current Subsidiaries of Company Parent.

          Section 3

     3.1 Conditions Precedent to Obligations of the Company and Company Parent. Subsection 5.2(c) of the Reorganization Agreement is hereby deleted and replaced by the word "Reserved".

          Section 4

     4.1 Conditions Precedent to Obligations of Newco Parent and Newco.


         (a) Subsection 5.3(d) of the Reorganization Agreement is hereby amended to read as follows:

               DynRide LLC ("DynRide"), a Delaware limited liability company which is a wholly owned subsidiary of Company Parent, shall have transferred, assigned, and conveyed to the Company and its successors all of DynRide's interest in and title to its transportation brokerage software program, including delivery of source Code but excluding any right to the name "DynRide" (the "DynRide Technology"), for a contingent payment of 50% of the first $3,600,000 of the Company's or its successors' in interest, without duplication, net profits before interest, taxes, depreciation, and amortization from the sale, use, or licensing of the Technology to third-parties from and after the date of such agreement ("net profits") plus 10% of the net profit after the first $3,600,000 of net profit; provided, however, that such contingent payments shall not apply to net profits earned after the fifth anniversary of such agreement.

         (b) Subsection 5.3(f) of the Reorganization Agreement is hereby deleted and replaced by the word "Reserved".

         Section 5

     5.1 Registration Rights Agreement. The form of Registration Rights Agreement attached to the Reorganization Agreement as Annex C thereto is hereby deleted in its entirety and replaced with the form of Registration Rights Agreement attached to this Amendment as Exhibit B hereto.

     5.2 Transition Services Agreement. The form of Transition Services Agreement attached to the Reorganization Agreement as Annex E thereto is hereby deleted in its entirety and replaced with the form of Transition Services Agreement in the form attached to this Amendment as Exhibit C hereto.

         Section 6

     6.1 Company Parent hereby consents to and waives compliance with Section 4.7(b) of the Reorganization Agreement with respect to:

          (a) The purchase by Newco Parent from Exodus Communications, Inc. ("Exodus") of certain assets related to the Exodus Gulf Services business unit operating in Louisiana, Alabama and Mississippi, substantially in accordance with the terms and conditions set forth in that certain Letter of Intent, dated September 28, 2001 and filed as an exhibit to Newco Parent's Form 8-K filed with the Securities and Exchange Commission on November 2, 2001, pursuant to appropriate definitive agreements to be negotiated and entered into by Newco Parent and Exodus in connection therewith; and

          (b) The issuance and sale by Newco Parent, to holders of its 8% and 12% Convertible Notes (the "Notes") certain warrants issued in connection therewith (the "Warrants"), of an aggregate of up to 617,628 shares of its Class A common stock, par value $0.0001 per share (the "Class A common stock"), as more fully described on Exhibit D hereto, upon conversion or exercise, as applicable, of the Notes and Warrants. Upon the exercise of such Warrants, Newco Parent shall issue Additional Consideration, as stipulated in Article VI, Section 8 of the New Merger Agreement.

     6.2   Notwithstanding   anything   set   forth  in  this   Amendment,   the
Reorganization Agreement, the New Merger Agreement or in any document or agreement executed in connection therewith, Company Parent hereby acknowledges and agrees that, in connection with this Amendment, the number of shares of Class B common stock, par value $0.0001 per share (the "Class B common stock"), to be issued to Company Parent upon consummation of the transactions contemplated by the New Merger Agreement has been appropriately increased to give effect to the issuance, pursuant to the transactions described in Section 4.1(b), of (a) 604,000 shares of Class A common stock on the basis of $1,057,000 principal amount of Notes being converted to shares of Class A common stock at the rate of $1.75 per share, and (b) 411,765 shares of Class A common stock on the basis of $700,000 principal amount of Notes being converted to shares of Class A common stock at the rate of $1.70 per share; and that, upon such actual issuance and sale of shares of Class A common stock following the effective date of the Merger, Company Parent will not be entitled to be issued any additional shares of Class B common stock or other securities of Newco Parent solely as a result thereof.

     6.3 Company Parent hereby  consents to, and waives  compliance with Section
4.15 of the Reorganization Agreement with respect to, Tek changing its corporate name to either "DynTek Management Resources, Inc." or "DynTek Services, Inc."; provided, that if the Reorganization Agreement is terminated for any reason prior to the consummation of the transactions contemplated thereby, Tek shall promptly change its name so that its name does not contain the word "Dyn" or any variation thereon.

     Section 7

     7.1 Newco Parent and Newco hereby waive compliance with Section 5.3(a) and 5.3(c) of the Reorganization Agreement with respect to any adverse circumstances or Material Adverse Effect relating to the Company's Non-Emergency Transportation contracts with the Commonwealth of Virginia and the State of Illinois and the termination of the Company's subcontract with CIBRE Enterprise Solutions (a successor in interest to ARIS Corporation) to provide support for Colorado data systems (collectively, the "Three Contracts"). Newco Parent and Newco hereby confirm that they have been afforded and have exercised full opportunity to examine all financial and other information pertaining to the Three Contracts and to interview the project management teams responsible for the Company's performance of the Three Contracts for all periods prior to the date of this Fourth Amendment.

     Section 8

     8.1 Except as specifically modified by this Amendment, the Reorganization Agreement in its current form shall be unaltered and shall remain in full force and effect in accordance with its terms.

     Section 9

     9.1   Counterparts.   This  Amendment  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

     9.2 Entire Agreement. This Amendment and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that except as specifically modified by this Amendment, the terms and conditions of the Merger Agreement remain in full force and effect in accordance with their terms.

     9.3 Severability. In the event that any provision of this Amendment or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     9.5 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Amendment and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.6 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.



                                             TEKINSIGHT.COM, INC.


                                             By:/s/Steven J. Ross
                                                --------------------------------
                                                Steven J. Ross, President


                                              DYNCORP MANAGEMENT RESOURCES INC.


                                              By:/s/H. Montgomery Hougen
                                                --------------------------------
                                                 H. Montgomery Hougen, Secretary


                                              NEWPORT ACQUISITION CORP.


                                              By: /s/ Steven J. Ross
                                                 -------------------------------
                                                  Steven J. Ross, President


                                              DYNCORP


                                              By:/s/ H. Montgomery Hougen
                                                 -------------------------------
                                                  H. Montgomery Hougen,
                                                  Vice President & Secretary


                                                     TEKINSIGHT SERVICES, INC.


                                              By: /s/ Steven J. Ross
                                                 -------------------------------
                                                  Steven J. Ross, President

                                    EXHIBIT A

                              New Merger Agreement


                         AGREEMENT AND PLAN OF MERGER OF
                        DYNCORP MANAGEMENT RESOURCES INC.
                     WITH AND INTO TEKINSIGHT SERVICES, INC.


     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of December 27, 2001 by and among DynCorp Management Resources Inc. ( "DMR"), a Virginia corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190, Tekinsight.com, Inc. ("TekInsight"), a Delaware corporation having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612, DynCorp ("DynCorp"), a Delaware corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190 and TekInsight Services, Inc. ("DynTek"), a Delaware corporation and a direct wholly owned subsidiary of TekInsight, having its principal executive office at 18881 Von Karman Ave., Suite 250, Irvine, CA 92612.


                                   WITNESSETH

     WHEREAS, the respective Boards of Directors of DMR, DynCorp, DynTek and TekInsight deem the merger of DMR with and into DynTek, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of DMR, DynCorp, DynTek and TekInsight have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith, as amended ("Reorganization Agreement");

     WHEREAS, the Plan of Merger has been adopted by the unanimous consent of the shareholders of DMR and DynTek; and

     WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("the Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

I.   MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), DMR shall be merged with and into DynTek, pursuant to the provisions of, and with the effect provided in the Delaware General Corporation Law and the Code of Virginia (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of DMR shall cease and DynTek, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (DynTek as existing at and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

II.  CERTIFICATE OF INCORPORATION AND BY-LAWS

     The  Certificate  of  Incorporation  and the  Bylaws  of  DynTek  in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

III. BOARD OF DIRECTORS

     The directors and officers of the Surviving Corporation shall be the officers and directors of DynTek in office immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

IV.  CAPITAL

     At the Effective Time, all of the shares of capital stock of DynTek issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger and shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

V.   INITIAL CONVERSION AND EXCHANGE OF COMPANY SHARES

     1. Merger Consideration. At the Effective Time, all of the outstanding common stock of DMR, par value $1.00 per share ("DMR Common Stock"), issued and outstanding immediately prior to the Effective Time (subject to Section 6 of this Article 5), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the Initial Merger Consideration (as defined below) and the right to receive the Additional Merger Consideration (as defined below) and TekInsight shall deliver certificates representing such Initial Merger Consideration to DynCorp. The Initial Merger consideration and the Additional Merger Consideration are collectively referred to herein as the "Merger Consideration."

     2. Initial Merger Consideration. The Initial Merger Consideration shall be a number of shares of Class B common stock of TekInsight, par value $0.0001 per share ("TekInsight Class B Stock"), equal to two-thirds of the number of TekInsight Outstanding Share Equivalents (as defined below) outstanding immediately prior to the Effective Time. The "TekInsight Outstanding Share Equivalents" shall mean all outstanding shares of common stock of TekInsight, plus all shares of common stock of TekInsight that may be issued upon conversion, redemption or exchange of or otherwise with respect to any outstanding shares of preferred stock of TekInsight, BugSolver.Com, Inc. or any other company that was a Subsidiary of TekInsight at the time of issuance of such shares ,plus the following shares underlying those convertible notes issued in connection with the 2001 Bridge Financing: 604,000 shares issued based upon an indebtedness to equity conversion ratio of $1.75 and 411,765 shares issued based upon an indebtedness to equity conversion ratio of $1.70. If the notes are held until maturity, and are converted at a ratio of $1.50 per share, an additional 100,667 shares of Class B common stock shall be issued.

     3. Treasury Stock. At the Effective Time, all shares of DMR Common Stock held in the treasury of DMR shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

     4. Stock Transfers. At the Effective Time, the stock transfer books of DMR shall be closed and no transfer of DMR Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided herein.

     5. Changes in TekInsight Common Stock. In the event that prior to the Effective Time, the outstanding shares of common stock shall of any class or series of TekInsight have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in TekInsight's capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration.

     6. Fractional Shares. Notwithstanding any other provision hereof, each holder of shares of DMR Common Stock who would otherwise have been entitled to receive pursuant to this Article 5 a fraction of a share of TekInsight Class B Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fraction of a share of TekInsight Class B Stock multiplied by the market value (as defined below) of TekInsight Class A Stock (as defined below). The "market value" of TekInsight Class B Stock shall be the last reported sale price of the TekInsight Common Stock on the Nasdaq Small Cap Market for the trading day immediately preceding the date on which the Effective Time occurs. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

     7. Lost, Stolen or Destroyed Certificates. In the event any certificate representing DMR Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by TekInsight, the posting by such person of a bond in such amount as TekInsight may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, TekInsight will issue in exchange for such lost, stolen or destroyed certificate the shares of TekInsight Class B Stock constituting the Merger Consideration and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger.

VI.  ADDITIONAL ISSUANCES OF NEWCO PARENT CLASS B STOCK

     1. Dilutive Issuances. Subject to Article VI, Section 9 below, if and whenever on or after the Effective Time, TekInsight issues or sells any shares of its Class A common stock, par value $0.0001 per share ("TekInsight Class A Stock"), pursuant to any Stock Equivalents (as defined below) at a price per share less than the per share Fair Market Value (as defined below) of the TekInsight Class A Stock at the time of issue or sale, then upon such issue or sale (a "Dilutive Issuance"), DynTek shall issue to DynCorp for no additional consideration such number of shares of TekInsight Class B Stock as equal the Additional Merger Consideration (as defined below) with respect to such Dilutive

Issuance. DynTek shall issue such Additional Merger Consideration and deliver the corresponding TekInsight Class B Stock certificate within 90 days after the Dilutive Issuance but in any event prior to the first Trigger Date after such Dilutive Issuance.

     2. Issuance. The issuance of certificates for shares of TekInsight Class B Stock issued under this Article VI will be made without charge to DynCorp for any issuance tax in respect thereof or other cost incurred by TekInsight in connection with such issuance of shares of TekInsight Class B Stock. Each share of TekInsight Class B Stock issued hereunder will be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

     3. Reservation of TekInsight Class B Stock. TekInsight shall at all times reserve and keep available out of its authorized but unissued shares of TekInsight Class B Stock solely for the purpose of issuance hereunder, such number of shares of TekInsight Class B Stock as may be issuable hereunder, subject to Section 9 of this Article VI. TekInsight shall take all such actions as may be necessary to assure that all such shares of TekInsight Class B Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of TekInsight Common Stock may be listed.

     4. Fractional Shares. If the determination of the Additional Merger Consideration has the result that a fractional share of Class B Stock would be issuable, TekInsight will at the time of the issuance of the Additional Merger Consideration, deliver to DynCorp cash in lieu of such fractional share in an amount equal to the Fair Market Value of the TekInsight Class A Stock into which such fractional shares are convertible.

     5. Determination of Consideration Received. If any shares of TekInsight Class A Stock are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by TekInsight. In case any shares of TekInsight Class A Stock are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by TekInsight will be the fair market value of such consideration. If such consideration is in the form a security traded in a market identified in the definition of Fair Market Value below, then the fair market value of such security shall be its Fair Market Value. If such consideration is neither cash nor in the form a security defined in the immediately preceding sentence, then its fair market value shall be determined by agreement between TekInsight and DynCorp or, failing such agreement, by an independent appraiser appointed by agreement of TekInsight and DynCorp.

     6. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of TekInsight's assets to another Person or other transaction which is effected in such a way that holders of TekInsight Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for TekInsight Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, TekInsight will make appropriate provision (in form and substance reasonably satisfactory to DynCorp) with respect to DynCorp's rights and interests to ensure that the provisions of this Article VI will be applicable with respect to shares of stock, securities or assets issued in connection with the Organic Change, or payable as a result of the Organic Change with respect to or in exchange for shares of TekInsight Common Stock, in each case in respect of Stock Equivalents. TekInsight will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than TekInsight) resulting from such Organic Change or the corporation purchasing such assets in the Organic Change agrees by written instrument (in form and substance reasonably satisfactory to DynCorp) to issue to DynCorp shares of capital stock of the successor entity with respect to Stock Equivalents of the successor entity received in exchange for, as a result of a conversion of, Stock Equivalents that are subject to the provisions hereof, on equivalent terms as herein.

     7. Notices. Immediately upon any Dilutive Issuance, TekInsight will give written notice thereof to DynCorp, setting forth in reasonable detail the terms of the Dilutive Issuance and certifying the calculation of the Additional Merger Consideration to be issued to DynCorp. TekInsight will also give written notice to DynCorp at least 20 days prior to any Trigger Event.

     8. Definitions. All Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement. As used in this Article VI, the following terms have meanings set forth below:


     "Additional Merger Consideration" means, with respect to a Dilutive Issuance, such number of shares of TekInsight Class B Stock that equal forty percent (40%) of the quotient obtained by dividing (a) (i) the aggregate of the Fair Market Value per share of the TekInsight Class A Stock issued in the Dilutive Issuance minus (ii) the net consideration received by TekInsight (determined in accordance with Article VI, Section 5) by (b) the Fair Market Value per share of the TekInsight Class A Stock at the time of the Dilutive Issuance.

     "Fair Market Value" of any security means the closing price of such security's sales on the principal domestic securities market (including Nasdaq) on which such security may at the time be listed, or if there has been no such sales on any measuring day, the average of the highest bid and lowest asked prices on such market at the end of the day, or, if on any measuring day such security is not so listed, the average of the hightest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Fair Market Value" is being determined and the 29 consecutive business days prior to such day.

     "Person"  means  an  individual,   a  partnership,   a  joint  venture,   a
corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Stock Equivalents" means any option, warrant, right or similar security or claim, outstanding at the Effective Time, exercisable into, exchangeable for, or convertible into shares of TekInsight Common Stock or securities that are exercisable into, exchangeable for, or convertible into TekInsight Common Stock, excluding stock options covering not more than 2,000,000 shares of TekInsight Class A Stock granted to employees of TekInsight pursuant to its 1992 Stock Option Plan and excluding any shares of preferred stock of Newco or TekInsight used to calculate the number of TekInsight Outstanding Share Equivalents.

     "Trigger Event" means any of the following: (i) the date on which TekInsight closes its books or takes a record (A) with respect to any dividend or distribution upon TekInsight Common Stock or (B) for determining rights of stockholders to vote with respect to any matter at any annual or special meeting of stockholders of TekInsight or (ii) the date on which any Organic Change, dissolution or liquidation will take place.

     9. Restrictions. Notwithstanding anything hereto to the contrary, (i) no issuance of Additional Merger Consideration shall be made after the fifth anniversary of the Effective Time, (ii) in no event shall the numbers of shares of TekInsight Class B Stock issued as Additional Merger Consideration exceed the number of shares of TekInsight Class B Stock issued as Initial Merger
Consideration, each as adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in TekInsight's capitalization, and (iii) DynCorp may not assign its right to receive the Additional Merger Consideration (other than by operation of law).


VII. EFFECTIVE TIME OF THE MERGER

     A certificate of merger evidencing the transactions contemplated herein shall be delivered to the Delaware Secretary of State for filing and articles of merger evidencing the transactions contemplated herein shall be delivered to the State Corporation Commission of Virginia, each as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger and articles of merger (such date and time being herein referred to as the "Effective Time").

VIII. CONDITIONS PRECEDENT

     The obligations of DMR, DynCorp, Dyntek and TekInsight to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions to the obligations of such person set forth in Article V of the Reorganization Agreement.

IX.  TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of DMR or DynTek, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

X.   NAME

     At the time of the Merger, the name of the Surviving Corporation shall be changed to DynTek Services, Inc.

XI.  MISCELLANEOUS

     1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of DMR, DynCorp, DynTek and TekInsight. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby.

     2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     4. This Plan of Merger shall be governed by and construed in accordance with the laws of Delaware applicable to the internal affairs of DMR and DynTek.

     5. Merger This Plan of Merger, taken together with the Reorganization Agreement, shall constitute a plan of reorganization within the meaning of
Section 1.368-2(g) of the Treasury Regulations promulgated under the Code.

         [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                                          DYNCORP MANAGEMENT
                                                          RESOURCES INC.



                                                By /s/ David L. Reichardt
                                                  ------------------------------
                                                  Name:    David L. Reichardt
                                                  Title:   Senior Vice President



                                                  TEKINSIGHT SERVICES, INC.



                                                By  /s/ Steven J. Ross
                                                  ------------------------------
                                                  Name:    Steven J. Ross
                                                  Title:   CEO




                                                  TEKINSIGHT.COM, INC.



                                                By /s/  Steven J. Ross
                                                  ------------------------------
                                                  Name:    Steven J. Ross
                                                  Title:   CEO




                                                  DYNCORP



                                                By /s/ David L. Reichardt
                                                  ------------------------------
                                                  Name:    David L. Reichardt
                                                  Title:   Senior Vice President

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December 27, 2001, by and between TekInsight.com, Inc., a company organized under the laws of the State of Delaware (the "Company"), and DynCorp, a company organized under the laws of the State of Delaware (the "Holder").

     WHEREAS, the respective Boards of Directors of the Company, the Holder, TekInsight Services, Inc. ("Services"), a wholly-owned subsidiary of the Company, and DynCorp Management Resources, Inc. ("DMR"), a wholly-owned subsidiary of the Holder, have approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") and have adopted a related Agreement and Plan of Merger dated as of the date hereof (together with the Reorganization Agreement, the "Merger Agreements"), providing for certain transactions pursuant to which DMR would be merged with and into Services (the "Merger");

     WHEREAS, pursuant to the Merger, the Company will issue certain shares of its Class B common stock, par value, $0.0001 per share, ("Class B Common Stock") to the Holder as set forth in the Merger Agreements;

     WHEREAS, the parties desire to set forth the rights of the Holder and the obligations of the Company with respect to the registration of Registrable
Securities (as defined herein) pursuant to the Securities Act (as defined herein);

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                             Section 1. Definitions.
                                        ------------

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

     "Class A Common Stock" shall mean the shares of Class A common stock, par value $0.0001 per share, of the Company.

     "Class B Common Stock" shall have the meaning set forth in the preamble.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Holder" shall have the meaning set forth in the preamble and shall also include any successor, assignee or transferee who shall hereafter hold the Registrable Securities as set forth in Section 6(d).

     "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2(b).

     "Incidental Registration Statement" shall mean a registration statement of the Company, as provided in Section 2(b), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Person" shall mean any individual, limited or general partnership, limited liability company, corporation, trust, joint venture, association, joint stock company or unincorporated organization.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case all material incorporated by reference therein.

     "Registrable Securities" shall mean, collectively, (i) the shares of Class A Common Stock into which shares of Class B Common Stock as of the date hereof are convertible pursuant to the Company's certificate of incorporation (the "Shares"), (ii) any stock or other securities into which or for which the Shares may hereafter be changed, converted or exchanged, (iii) any other securities issued or distributed in respect of the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise and (iv) any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (i) through (iii); provided that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any shares of Class A Common Stock or securities acquired in respect thereof thereafter acquired by the Holder, which shall also be deemed to be "Shares," and accordingly Registrable Securities, for purposes of such registration. Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement,
(ii) such Registrable Securities are distributed, or distributable, to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or otherwise transferred in a manner that results in the transferred security being delivered not being subject to transfer restrictions under the Securities Act, or (iii) such Registrable Securities shall have ceased to be outstanding.

     "Registration Expenses" shall mean (i) all registration, listing, qualification and filing fees (including NASD filing fees), (ii) fees and disbursements of counsel for the Company, (iii) accounting fees incident to any such registration, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a Blue Sky Memorandum and legal investment survey and NASD filings), (v) all expenses of any Persons in preparing or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents  relating to the  performance of and compliance  with this  Agreement,
(vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (vii) underwriter fees, excluding discounts and commissions, and (viii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however, Registration Expenses shall not include any Selling Expenses.

     "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Related Securities" shall mean any securities of the Company similar or identical to any of the Registrable Securities including, without limitation, Class A Common Stock, Class B Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for Class A Common Stock or Class B Common Stock (other than any of the foregoing to be offered or sold to officers, directors or employees as compensation).

     "Required Registration" shall mean a registration required to be effected pursuant to Section 2(a).

     "Required Registration Statement" shall mean a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form (in accordance with Section 4(a) hereof) pursuant to the Securities Act, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Selling Expenses" shall mean underwriting discounts, selling commissions and stock transfer taxes applicable to the shares registered by the Holder.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Underwriter" shall have the meaning set forth in Section 5(a).

     "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

               Section 2. Registration Under the Securities Act.
                          --------------------------------------

             (a)  Required Registration.
                  ----------------------

     (i) Right to Require Registration. At any time following the date hereof (subject to extension in accordance with the penultimate paragraph of this
Section 2(a)(i)), the Holder shall have the right to request in writing (a "Request") (which Request shall specify the Registrable Securities intended to be disposed of by the Holder and the intended method of distribution thereof) that the Company register the Registrable Securities of the Holder by filing with the SEC a Required Registration Statement. Upon the receipt of such a Request, the Company will, not later than the 60th calendar day after the receipt of such a Request by the Company, cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities which the Company has been so requested to register in such Request. The Required Registration Statement will provide for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holder, subject to the limitations of this Section, to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such Request and the Company shall use its reasonable best efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable thereafter and, subject to Section 2(a)(iii), to keep such Required Registration Statement continuously effective for a period of at least 60 calendar days (or, in the case of an Underwritten Offering, such period as the Underwriters shall reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws or any rules and regulations thereunder.

     The Company shall not be required to effect, pursuant to this Section 2(a) more than two (2) registrations requested by the Holder. A Request which does not result in an effective registration under the Securities Act shall not be counted in determining whether these registrations have occurred.

     A Request may be withdrawn prior to the filing of the Required Registration Statement by the Holder (a "Withdrawn Request") and a Required Registration Statement may be withdrawn prior to the effectiveness thereof by the Holder (a "Withdrawn Required Registration"). A withdrawal shall not be treated as a Required Registration which shall have been effected pursuant to the immediately preceding paragraph.

     The Holder shall not, without the Company's consent, be entitled to deliver a Request for a Required Registration if less than 90 calendar days have elapsed since (A) the effective date of a prior Required Registration Statement or (B) in the case of a Required Registration which is effected other than by means of an Underwritten Offering, the sale by Holder of its Registrable Securities pursuant thereto or the Required Registration Statement ceasing to be effective under the Securities Act or (C) the date of withdrawal of a Withdrawn Required Registration.

     Notwithstanding the foregoing, the Company may delay the filing or the effectiveness of any Required Registration Statement for a period not to exceed 90 days (a "Blackout Period") if the Board of Directors of the Company, in its reasonable judgment, determines that such registration would interfere with any pending material financing, acquisition, corporate reorganization or any other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof; provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months shall not exceed 90 days.

     The registration rights granted pursuant to the provisions of this Section 2(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

     (ii) Priority in Required Registrations. If a Required Registration involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Required Registration exceeds the amount which can be sold in such offering without adversely affecting the success of the distribution of the Registrable Securities being offered, the Company will include in such Required Registration only the amount of Registrable Securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such Required Registration: first, all Registrable Securities requested to be included in the Required Registration by the Holder, second, if all Registrable Securities requested to be included in the Required Registration by the Holder can be so included, all other securities requested, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Required Registration which are of the same class as the Registrable Securities and, to the extent not all such securities can be included in such Required Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Required Registration on the basis of the number of securities requested to be included by all such holders.

     (iii) Shelf Registration. If, at the time the Company registers the Registrable Securities under the Securities Act pursuant to this Section 2(a), the sale or other disposition of such Registrable Securities by the Holder may be made pursuant to a Registration Statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such Required Registration Statement, unless otherwise directed by the Holder, shall be filed as a "shelf" Registration Statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Holder. Notwithstanding the requirements in the first paragraph of Section 2(a)(i) with respect to the period of effectiveness of any Required Registration Statement, the Company shall use its reasonable best efforts to keep such "shelf" registration continuously effective as long as the delivery of a Prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and, in furtherance of such obligation, shall supplement or amend such Registration Statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. On one occasion during each twelve months such shelf Registration Statement remains effective, upon the Holder's receipt of notice of the decision of the Board of Directors as specified in the fifth paragraph of
Section 2(a)(i) above, the Holder will refrain from making any sales of Registrable Securities under the shelf Registration Statement for a period of up to 90 days.

      (b)      Incidental Registration.
               -------------------------

     (i) Right to Include Registrable Securities. If at any time the Company proposes to register any Related Securities under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan, including employee stock and stock option plus, or any dividend reinvestment plan or (y) in any acquisition by the Company or (B) pursuant to
Section 2(a) hereof), either in connection with a primary offering for cash for the account of the Company or a secondary offering or a combination thereof, the Company will, each time it intends to effect such a registration, give written notice to the Holder at least ten (10) business days prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing the Holder of its intent to file such Registration Statement and of the Holder's rights to request the registration of the Registrable Securities held by the Holder under this Section 2(b) (the "Company Notice"). Upon the written request of the Holder made within seven (7) business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by the Holder and, unless the applicable registration is intended to effect a primary offering of Class A Common Stock for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

     The registration rights granted pursuant to the provisions of this Section 2(b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

     (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to the Holder) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the success of the distribution of the securities being offered, then the Company will include in such registration first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of any holder (including the Holder), second, the amount of Registrable Securities requested by the Holder to be included in such registration and third, the amount of other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the holders thereof requesting such registration on the basis of the number of the securities beneficially owned at the time by the holders requesting inclusion of their securities; provided, however, that in the event the Company determines, by virtue of this paragraph, not to include in any such registration all of the Registrable Securities of the Holder requested to be included in such registration, the Holder may, upon written notice to the Company given within three (3) business days of the time the Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included.

     (c) Expenses. The Company agrees to pay all Registration Expenses in connection with (i) each of the two (2) registrations requested pursuant to
Section 2(a) and (ii) each registration as to which the Holder requests inclusion of Registrable Securities pursuant to Section 2(b). All Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

     (d) Effective Registration Statement; Suspension. Subject to the third paragraph of Section 2(a)(i), a Registration Statement pursuant to Section 2(a) will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC prior to a request by the Holder that such Registration Statement be withdrawn; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, any period during which use of such Registration Statement shall be so interfered with shall be treated as a Suspension Period as defined in the second paragraph of this Section 2(d).

     Any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities shall be referred to as a "Suspension Period." A Suspension Period shall (a) commence on and include the earlier of the date that (i) the Company gives notice or (ii) the Holder is advised by counsel or the SEC, in either case, that a Required
Registration Statement is no longer effective or usable for resale of Registrable Securities and (b) end on and including the date when the Holder either receives copies of the supplemented or amended Prospectus contemplated by
Section 4(j) or is advised in writing by the Company (having a reasonable basis to so advise) that the use of the Prospectus may be resumed. In the event of one or more Suspension Periods, the applicable time period referenced in the first paragraph of Section 2(a)(i)) shall be extended by the number of days included in each Suspension Period, and, in the event any Suspension Period occurs sooner than 30 days after the end of the previous Suspension Period or 30 days after the initial effectiveness of any Required Registration Statement, none of the days between such Suspension Periods (as the case may be) or prior to such Suspension Period shall be included in computing such applicable time period.

     (e) Selection of Underwriters. At any time or from time to time, the Holder may elect to have its Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead and co-managing Underwriters with respect to the offering of its Registrable Securities, subject to the consent of the Company which shall not be unreasonably withheld.

          Section 3.  Registration Procedures.
                      -------------------------

     In connection with the obligations of the Company pursuant to Section 2, the Company shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder in accordance with its intended method of distribution, and the Company shall:

     (a) (i) subject to Section 2(a)(iii), prepare and file a Registration Statement with the SEC which (x) shall be on Form S-3 (or any successor to such form), if available, and otherwise on Form S-1, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the Holder and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Underwriter or sole Underwriter, if applicable, to be included therein, (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2, (iii) use its reasonable best efforts not to take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder as set forth in such registration statement;

     (c) furnish to the Holder and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Holder or Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by the Holder and each Underwriter of an Underwritten Offering of Registrable Securities covered by the Prospectus or the preliminary Prospectus (and the Holder hereby agreeing not to make a broad public dissemination of a form of preliminary Prospectus which is designed to be a "quiet filing" without the Company's consent, such consent to not be withheld unreasonably);

     (d) (i) use its reasonable best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each Underwriter, if any, or the Holder, shall reasonably request; (ii) use its reasonable best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and the Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Underwriter or the Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

     (e) notify the Holder promptly, and, if requested by the Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
(ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue

                                      -12
statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (f) furnish counsel for each such Underwriter, if any, and for the Holder copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

     (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

     (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (i) cooperate with the Holder and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holder or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

     (j) upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

     (l) make such representations and warranties to the Holder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

     (m) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and as applicable) addressed to the Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by the Holder and Underwriters;

(n) obtain comfort letters and updates thereof from the Company's independent certified public accountants addressed to the Holder, if permissible, and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings;

(o) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holder and such representative of the Holder as the Holder selects, relating to the Registration and providing for, among other things, the appointment of such representative as agent for the Holder for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

     (p) deliver such customary documents and certificates as may be reasonably requested by the Holder or by the managing Underwriters, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration required hereunder, and (ii) at each closing under any underwriting or similar agreement, as and to the extent required thereunder;

     (q) make available for inspection by representatives of the Holder and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by the Holder or Underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement;

     (r) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holder and to counsel to the Holder and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holder or the Underwriter or the Underwriters may request and not file any such document in a form to which the Holder, or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holder being registered or any Underwriter available for discussion of such document;

      (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holder; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for the Holder or such Underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

     (s) cause all Registrable Securities to be listed on the [Nasdaq Small Cap Market] and any securities exchange on which securities of the same class issued by the Company are then so qualified or listed if so requested by the Holder or if so requested by the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any;

     (t) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (u) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering; and

     (v) use its reasonable best efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be reasonably requested by the Holder or the lead managing Underwriter of an Underwritten Offering.

     The Holder agrees, as a condition to the registration obligations with respect to the Holder provided herein, to furnish to the Company such information regarding the Holder required to be included in the Registration Statement, the ownership of Registrable Securities by the Holder and the proposed distribution by the Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this Section, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until the Holder's receipt of the copies of the supplemented or amended Prospectus, contemplated by paragraph (j) of this Section, and, if so directed by the Company, the Holder will deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

     Section 4. Indemnification; Contribution.
                ------------------------------

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), the Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

     (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the

Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

     (iii) against any and all reasonable expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (j) or (ii) above; provided, however, that this indemnity agreement does not apply to the Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided further, in the case of an offering that is not an Underwritten Offering, the Company will not be liable to the Holder under the indemnity agreement in this Section 4(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of the Holder's failure to send or give a copy of the final Prospectus (as its may then be amended or supplemented) to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus (as it may then be amended or supplemented) and the Company has previously furnished copies thereof in accordance with this Agreement.

     (b) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, and each Underwriter and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of this Section (provided that any settlement of the type described therein is effected with the written consent of the Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Prospectus or the omissions or alleged omissions therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

     (c)  Conduct of  Indemnification  Proceedings.  Each  indemnified  party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determines in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

     (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder (including, in each case, that of their respective officers, directors, employees and agents) on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder (including, in each case, that of their respective officers, directors, employees and agents) on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     (ii) The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above.
Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public, the Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by the Holder and distributed to the public were offered to the public exceeds (B) the amount of any damages which Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (iii) For purposes of this Section, each Person, if any, who controls the Holder or an Underwriter within the meaning of Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as the Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

     Section 5. Miscellaneous.
                --------------

     (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights inconsistent with the rights herein.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telex, telecopier or any courier guaranteeing overnight delivery (i) if to the Holder, at the most current address given by the Holder to the Company by means of a notice given in accordance with the provisions of this paragraph (c), which address initially is, the address of the Holder in the stock or warrant records of the Company or

(ii) if to the Company, at 18881 Von Karman Avenue, Suite 1350, Irvine, CA 92612, Attention: Jim Linesch, and thereafter at such other address, notice of which is given in accordance with the provisions of this paragraph (c).

     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties without the need for an express assignment. If any successor, assignee or transferee of the Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall conclusively be deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and to receive the benefits hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets or similar transaction.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

     (f) Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

     (g) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

     (i) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holder with respect to such subject matter.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.




                                        TEKINSIGHT.COM, INC.

                                        By: /s/Steven J. Ross
                                            ------------------------------------
                                           Name: Steven J. Ross
                                           Title:Chief Executive Officer


                                        DYNCORP


                                        By: /s/  H. Montgomery Hougen
                                           -------------------------------------
                                           Name: H. Montgomery Hougen
                                           Title:Vice President & Secretary

                                    EXHIBIT C

                          TRANSITION SERVICES AGREEMENT


     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of December 27, 2001, by and among TekInsight.com, Inc. ("TekInsight"), DynCorp ("DynCorp"), and TekInsight Services, Inc. as of the date of this Agreement ("DynTek", and collectively with TekInsight and DynCorp, the "Parties"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement and Plan of Reorganization (the "Reorganization Agreement") and the related Agreement and Plan of Merger (together with the Reorganization Agreement, the "Merger Agreements"), dated as of April 25, 2001, as amended, by and among TekInsight, DynCorp, DynTek and DynCorp Management Resources, Inc. (the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to Sections 5.2 and 5.3 of the Reorganization Agreement, it is a condition precedent to the obligation of the parties thereto that DynCorp, TekInsight and DynTek enter into this Agreement to provide certain such post-closing services to DynTek.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties do hereby agree as follows:

     Section 1.        Services.
     --------------------------

     (a) During the Term (as defined in Section 6 hereof), DynCorp shall provide to DynTek the following services (the "Services"): (i) accounting services described on Exhibit A hereto, (ii) the information technology services described on Exhibit B hereto, (iii) bid and proposal services described on Exhibit C hereto and (iv) the right to occupy a portion of the premises described on Exhibit D subject to the terms set forth thereon, in each case, such services to be provided for the periods set forth in the applicable Exhibit. Exhibits A through D are hereby incorporated herein by reference and are collectively referred to herein as Schedule A.

     (b) DynCorp agrees to perform or cause to be performed all Services under this Agreement with reasonable care, using that degree of skill and attention it has exercised with respect to the operations of the Company prior to the Closing, and to the same extent and in the same manner that it provided the Services to the Company prior to the Closing Date. Under no circumstances shall DynCorp be required to provide Services hereunder (i) not being provided, or having been provided, to the Company on and/or within nine (9) months prior to the date hereof, (ii) to entities other than DynTek, (iii) to an extent greater than being provided, or having been provided, on or within nine (9) months prior to the date hereof, or (iv) in support of operations conducted at locations not being supported on or within nine (9) months prior to the date hereof. If and to the extent that DynTek changes in any material respect the manner in which DynTek conducts business from the manner conducted by the Company prior to the

Closing Date and such changes materially impact or affect the nature or delivery of the Services by DynCorp, then DynTek and DynCorp hereby agree to discuss any necessary or appropriate changes in the Services or the manner in which they are performed so as to determine whether, how, and the terms upon which the Services or are to be provided given such changes.

     Section 2.        Fees.
     ----------------------

     (a) DynCorp shall provide the Services in exchange for the applicable fees therefor as set forth in Schedule A or B, as applicable. In addition, DynTek shall reimburse DynCorp for any licensing, permit or usage fees imposed by, and any out-of-pocket expenses payable to, any third party that is not an affiliate of DynCorp that are necessary for DynCorp to provide the Services during the Term.

     (b) Not more than 30 days following the end of each calendar month during the term of this Agreement, DynCorp shall deliver an invoice to DynTek for the Services performed under this Agreement and the estimated fees and out-of-pocket expenses related thereto incurred during the preceding calendar month which are reimbursable under the terms of this Agreement. DynTek shall pay each such invoice in full within 30 days after its receipt thereof. Following the end of each fiscal year of DynCorp, estimated fees shall be reconciled with DynCorp's actual costs for the period, and DynCorp shall deliver a reconciliation invoice to DynTek. If the aggregate actual costs exceed the estimated fees for the period, DynTek shall pay the amount of the difference to DynCorp; if the aggregate actual costs are less than the estimate fees, company Parent shall pay DynTek the amount of the difference. DynTek shall pay all federal, state, and local taxes based upon or arising out of the Services rendered under this Agreement other than any taxes based upon or imposed on gross receipts, net income, net worth or net profits of DynCorp. If DynTek fails to pay any amount within 45 days of its receipt of the invoice therefor, then, in addition to any other remedies available, DynCorp may (a) apply an interest charge, against the amount past due, at the rate of 1% percent per month (or fraction thereof), not to exceed the maximum legal rate, until paid, (b) suspend performance following 30 days' prior written notice to DynTek, (c) terminate this Agreement without incurring further liability to DynTek pursuant to the provisions set forth below in Section 6, and (d) immediately exercise its right to offset any amounts currently maintained by DynCorp against amounts past due.

     Section 3. Termination or Reduction of Services. Upon DynTek's written notice delivered from time to time to DynCorp to terminate or reduce the scope of provision of any Service, DynCorp will terminate or reduce the scope of, as applicable, the provision or performance of such Service as soon as is reasonably practicable, but in any event not later than 30 days after such notice is given; provided, however, that DynTek shall provide at least 30 days written notice of any termination of its occupancy of certain premises as described on Exhibit D. For any Services terminated or reduced in accordance with this Section at any time other than on the last day of a calendar month, all monthly fees shall be prorated, or, in the case of the reduction in a level of service, reduced proportionately to reflect such reduction in service level, based on the actual number of days during which the applicable Services were performed or provided divided by the actual number of days in the calendar month in which such Services are terminated or reduced.

     Section 4.        Indemnification.
     ---------------------------------

     (a) Each of DynTek and DynCorp shall indemnify and hold harmless the other and its respective Affiliates from and against any and all losses, claims, expenses and liabilities incurred as a result of any breach by such indemnifying party of its obligations hereunder.

     (b) Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief) the indemnities provided in this Agreement shall be the sole and exclusive remedy of the indemnified party for claims or other actions or proceedings to which the applicable indemnifying party's indemnification obligations hereunder may apply.

     Section 5.        Disclaimer; Limited Liability.
     -----------------------------------------------

     (a) EXCEPT AS PROVIDED IN SECTION 1(B), COMPANY PARENT MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR GUARANTEES RELATING TO THE SERVICES TO BE PERFORMED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE).

     (b) IN NO EVENT SHALL THE PARTIES AND/OR THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF DATA (OTHER THAN LIABILITY FOR THE COST OF REENTRY OF SUCH DATA) OR BUSINESS INTERRUPTION, EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY.

     (c) THE CUMULATIVE LIABILITY OF COMPANY PARENT FOR ALL DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED THE AMOUNT OF FEES PAID TO COMPANY PARENT HEREUNDER. THE PARTIES UNDERSTAND THE LIMITATION ON DAMAGES DESCRIBED HEREIN TO BE A REASONABLE ALLOCATION OF RISK AND THE PARTIES EXPRESSLY CONSENT WITH RESPECT TO SUCH ALLOCATION OF RISK. IN ALLOCATING RISK UNDER THIS AGREEMENT, THE PARTIES AGREE THAT THE DAMAGE LIMITATION SET FORTH ABOVE SHALL

APPLY TO ANY ALTERNATIVE REMEDY ORDERED BY A COURT IN THE EVENT SUCH COURT DETERMINES THAT THE SOLE AND EXCLUSIVE REMEDY PROVIDED FOR IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

     (d) COMPANY PARENT AND/OR ITS AFFILIATES SHALL NOT BE LIABLE TO NEWCO FOR ANY LOSSES RELATING TO THE PERFORMANCE OR NON-PERFORMANCE OF THE SERVICES, UNLESS SUCH LOSSES ARE THE DIRECT RESULT OF WILLFUL OR RECKLESS CONDUCT OR GROSS NEGLIGENCE ON THE PART OF COMPANY PARENT AND/OR ITS AFFILIATES.

     (e) The Parties shall cooperate with each other with respect to resolving any claim or liability between each other, including by making commercially reasonable efforts to mitigate or resolve any claim or liability.

     Section 6. Effective Date; Service Period. This Agreement shall become effective, without further action by any Party, upon the Closing Date or on such other date as DynTek and DynCorp may agree to in writing (the "Effective Date"). The Services shall commence upon the Effective Date and the Services shall continue for a period ending no later than the 12-month anniversary of the Effective Date (the "Term"), except as otherwise expressly provided herein or in Schedule A with respect to specific Services. Further, either DynTek or DynCorp may terminate the Services following written notice to the other upon the material breach or failure by the other Party to perform its obligations arising under this Agreement (including any nonpayment within 45 days of receipt of an appropriate invoice as referred to in Section 2 above), which material breach or failure (other than non-payment) is not cured within 30 days after written notice of such breach or failure is given by the non-breaching party to the breaching party, or, in the case of nonpayment, which nonpayment is not cured within ten days after written notice is given.

     Section 7. Guarantee. TekInsight hereby irrevocably, unconditionally and without limit guarantees the timely and complete fulfillment of all obligations of DynTek hereunder.

     Section 8. Notice. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile or email transmission (with confirmation back of delivery) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

         If to DynTek or TekInsight:     TekInsight.com, Inc.
                                         18881 Von Karman Ave., Suite 250
                                         Irvine, CA 92612
                                         Attn: Steve Ross, President
                                         Facsimile No.: (949) 955-0086
                                         Email: sross@tekinsight.com

         With copies to:                 Nixon Peabody LLP
                                         437 Madison Avenue
                                         New York, NY 10022
                                         Attn:  Peter W. Rothberg, Esquire
                                         Facsimile No: (212) 940-3111
                                         Email: Prothberg@Nixonpeabody.com

         If to DynCorp:                  DynCorp
                                         11710 Plaza America Drive
                                         Reston, Virginia  20190
                                         Attn:  H. Montgomery Hougen
                                         Vice President & Secretary
                                         Facsimile No. (703) 261-5078
                                         Email: monty.hougen@dyncorp.com

         With copies to:                 DynCorp
                                         11710 Plaza America Drive
                                         Reston, Virginia  20190
                                         Attn:  David L. Reichardt
                                         Senior Vice President & General Counsel
                                         Facsimile No. (703) 261-5074
                                         Email: david.reichardt@dyncorp.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     Section 9. No Third Party Beneficiaries. Except as expressly provided herein, nothing herein is intended to confer upon any person, other than the parties and their respective permitted assignees, any rights, obligations or liabilities under or by reason of this Agreement.

     Section 10. No Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided that DynCorp may delegate all or any portion of its obligations to perform Services under this Agreement to one or more of its Affiliates, it being understood that DynCorp shall be responsible for the performance of its obligations under this Agreement notwithstanding any such delegation.

     Section 11. Independent Contractor. The parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party, or to bind any other party in any manner whatsoever. The parties expressly acknowledge (i) that DynCorp is an independent contractor with respect to DynTek in all respects, including, without limitations the provision of the Services and (ii) that the parties are not partners, joint venturers, employees or agents of or with each other.

     Section 12. Non-Waiver. No failure on the part of a party to exercise any remedy or right under this Agreement and no delay in the exercise of any such remedy or right shall operate as a waiver.

     Section 13. Modifications, Amendments and Waivers. This Agreement may be amended, modified, or supplemented only by written agreement of the parties.

     Section 14. Severability. Any provision of this Agreement which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     Section 15. Force Majeure. Neither DynTek nor DynCorp shall be liable for any default or delay in the performance of its obligations under this Agreement for any period to the extent that such default or delay is caused, directly or indirectly, by any "force majeure" event, including but not limited to: (a) fire, flood, elements of nature or other acts of God; (b) any outbreak or escalation of hostilities, war, acts of terrorism, riots or civil disorders in any country; (c) any act or omission of (in the case of DynCorp) DynTek or any of its Affiliates or (in the case of DynTek) DynCorp or any of its Affiliates or, in either case, of any governmental authority; (d) any labor disputes (whether or not the employees' demands are reasonable or within a party's power to satisfy); or (e) nonperformance by a third party or any similar cause beyond the control of a party, such as fluctuations in telecommunications or other equipment. In any such event, the party obligated to perform the obligation shall be excused from any further performance and observance of all obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

     Section 16. Governing Law. This Agreement and the legal relations between the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia applicable to contracts made and performed in such State and without regard to conflicts of laws doctrines.

     Section 17. Counterparts This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.




                                      DynCorp



                                    By  /s/ H. Montgomery Hougen
                                      ------------------------------------------
                                      Name: H. Montgomery Hougen
                                      Title: Vice President and Secretary



                                      TekInsight Services, Inc.



                                    By  /s/ Steve Ross
                                      ------------------------------------------
                                      Name: Steve Ross
                                      Title:President


                                    TekInsight.com, Inc.



                                    By /s/ Steve Ross
                                      ------------------------------------------
                                      Name: Steve Ross
                                      Title:President

                                   SCHEDULE A

                                    EXHIBIT A

                               Accounting Services


1. Company parent hereby grants the services of its Accounting services on an "as needed basis" for the period of 12 months after the closing of the merger. These services may include the following services provided to DMR currently which include payroll, accounts payable, general ledger and treasury. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2.      The rates for these services shall be as described on Schedule B hereto.


3. These services may be discontinued per Section 3 of the Transition Services Agreement to which this schedule is attached.

                                   SCHEDULE A

                                    EXHIBIT B

                         Information Technology Services



1. Company parent hereby grants the services of its Management Information Systems Department on an "as needed basis" for the period of time DynTek occupies the office space of the parent. These services may include the following services provided to DMR currently which include infrastructure voice and data support, IT support, Enterprise support and server management. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2.      The rates for these services shall be as described on Schedule B hereto.

3. These services may be discontinued per Section 3 of the Transition Services Agreement to which this schedule is attached.

                                   SCHEDULE A

                                    EXHIBIT C

                            Bid and Proposal Services

1. Company parent hereby grants the services of its I&ET Bid and Proposal Services Center on a "cost reimburseable, as needed basis" for the period of time DynTek occupies the office space of the parent. These services may include the following services provided to DMR currently which include proposal production, graphics, desktop publishing, writers, editors and consultants. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2. It is understood by both parties that these labor services are to be furnished on a cost reimburseable basis, and that the rates shown in paragraph 3 of Exhibit C represent current averages that may be used for DynTek's estimating purposes. Travel and other charges will be charged and reimbursed based on actual costs. The actual cost for the services shall be billed and paid in accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this schedule is attached. The rates are valid for estimating purposes through December 31, 2001, and will be revised annually

3. The rates for these Proposal Service Center services, per hour or fraction thereof, are shown below.

Graphics                                                           $ 68

Publishers                                                         $ 63

Editor/Writers                                                     $ 77

Director                                                          $ 130

Managers                                                          $ 106

Consultants                 same hourly rate as charged to DynCorp I&ET

4. Capture managers are not a part of the Proposal Service Center and will be provided on an as available basis. For estimating purposes, the following rate may be used.

Capture Manager            $82/hour

In addition to salary, capture managers are incentivized based upon the DynCorp I&ET Business Development Executive Compensation Plan. NEWCO agrees to pay the commissions earned under this Plan to DynCorp I&ET for payment to the applicable capture manager.

                                   SCHEDULE A

                                    EXHIBIT D

                              Real Estate Services

1. DynCorp hereby grants a license to permit the use by the employees of DynTek that were formerly employees of the Company (as well as members of DynTek management and other employees of DynTek on a guest or visiting basis from time to time) to occupy and use the office space currently being occupied by the Company located at 11710 Plaza America Dr., in Reston, Virginia, comprising approximately 4,292 square feet (the "Premises") through [last day of anniversary month of the merger], 2002 (the "Occupancy Period"); provided however that the the Occupancy Period shall automatically be extended on a month-to-month basis thereafter unless either DynCorp or DynTek gives 90 days' written notice to the other that it does not intend that the Occupancy Period shall be further extended; and provided further however that in the event DynCorp sells, assigns or terminates its interest in the Premises, whether owned or leased, during the Occupancy Period, DynCorp shall have the right upon 90 days' notice to DynTek to terminate DynTek's right and license to occupy and use the Premises and TekInsight shall cause DynTek to, and DynTek shall, promptly vacate the Premises. DynTek shall have to right to occupy and use the Premises (and related common facilities, maintenance and support services) to the same extent and in the same manner as the Company occupied and used such premises (and related common facilities, maintenance and support services) prior to the Closing Date. In accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this Schedule is attached, DynTek may reduce its occupancy and use of the Premises at a minimum of 1000 square feet; provided, however, that if DynTek reduces its occupancy of the Premises, DynCorp shall have the right upon 90 days' notice to DynTek to change the location of the Premises to another DynCorp office space in Northern Virginia, subject to the same terms and conditions as applicable to the Premises; provided, further, that any reduction in occupancy and use of the Premises must be of contiguous space.

2. The rent for the Premises shall be $2.90 per square foot per month and shall be billed and paid in accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this Schedule is attached. DynCorp shall continue to cause utilities and services to be provided to DynTek's employees and other occupants invited by DynTek at the Premises at no additional cost and at substantially their former level or amount prior to the Closing Date, as applicable.

3. DynTek shall comply with and abide by, and cause its employees, agents and guests to comply with and abide by, all reasonable rules and regulations relating to the Premises.

4. DynTek shall not be permitted to make any modification or attach any substantial fixtures or equipment to any Premises, either initially or at any other time during the term of the Agreement, without DynCorp's and, if required, the landlord's prior written approval.

5. DynTek will comply with all non-monetary provisions of the effective lease, to which DynCorp is a party, relating to the Premises.

6. DynTek shall carry commercial general liability insurance ("Liability Insurance") with a limit of at least $1,000,000 (combined single limit for bodily injury and property damage). DynTek's Liability Insurance is primary to DynCorp's Liability Insurance for occurrences in the Premises. The insurer must be licensed in the State of Virginia, give DynCorp thirty (30) days' notice of cancellation or reduction in coverage, and furnish DynCorp certificates of coverage on request. Under the Liability Insurance policy, the inclusion of additional insureds must not affect coverage for the named insured for claims made regarding this Agreement and the Premises against it by additional insureds where the claims would have been covered under the policy had the additional insured not been included. DynTek shall carry property insurance with respect to its furniture, fixtures and equipment providing "all risk" coverage. DynTek may use blanket policies. DynTek shall name DynCorp as an additional insured on its Liability Insurance and property insurance with respect to the Premises.

7. DynCorp shall not be liable for any loss or damage of or to the Premises or the fixtures or equipment of DynTek or the possessions of any person contained therein or any loss suffered by DynTek or invitees of DynTek caused by fire or any other hazards. DynCorp shall not be liable to DynTek or its employees for any loss or damage occasioned by failure to keep any Premises in repair, and shall not be liable for any damage done from plumbing, water, heat, air conditioning, electricity, gas, steam pipes of any kind, running or leaking of any wash stand or wastepipe, stairs, ramps, railings, walls, the backing up of any sewer pipe or downspout, water coming through or being on the roof, or broken glass in, above, upon, below or about the Premises, or from any damage arising from acts of DynCorp unless any of the aforesaid is caused by the gross negligence or willful misconduct of DynCorp, its employees, agents or subcontractors.

8. At the expiration of the Occupancy Period or any earlier termination of the Transition Services Agreement as it relates to the Premises, DynTek shall surrender peaceful possession of the Premises and may, at its expense, remove its personal property and, in the event of such removal, shall repair any damage caused by such removal.

9. If by fire or other casualty or any condemnation event, the Premises, or some portion of the DynCorp's leased or owned space but not the Premises is destroyed or damaged, DynCorp shall, in its sole discretion, have the right to terminate the right and license cof DynTek to occupy the Premises and DynTek shall promptly vacate same.

                                    EXHIBIT B

                                      Fees

Except as specifically set forth to the contrary in Schedule A, the fees for the services provided hereunder shall be a pro rata portion of DynCorp's actual costs for the services and charged to DynTek on a non-discriminatory basis. An extract of DynCorp's Cost Accounting Standards Board Disclosure Statement follows this page. Such costs are estimated in advance for billing, but reconciled following the end of the fiscal year. Also following this page, for illustrative purposes only, is an extract of DynCorp's G&A charges to DMR for the month of June 2001.

         Service Center - Software licenses, maintenance and service support

                  The allocation bases are as listed.
                  Software Package                              Basis for Charge
                  ----------------                              ----------------
                  Deltek                                        Total cost
                  Hyperion Enterprise                           Total Cost


         PeopleSoft HR/Benefits/Payroll

                  The allocation base for the PeopleSoft HR/Benefits/Payroll module is the monthly weighted average headcount of segments utilizing the modules. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         General Ledger Service Center

                  The General Ledger Service Center is allocated to the benefiting segments and home offices based on specific identification with any remaining costs not specifically identifiable allocated by segment in proportion of the identifiable portion to the whole. All segments participate in this Service Center except Norco, Ft. Rucker, DynMcDermott, and DynKePro will not participate in this pool. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         Accounts Payable Service Center - Reston

                  The Accounts Payable Service Center - Reston is allocated to the benefiting segments, Corporate, DI&ET Home
                  Office, Enterprise Services, Information Technology, DMR, Seat Management, DynTel, DynPort Vaccine Company (DVC) and AdvanceMed LLC based on percentage of number of vouchers. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         Payroll Service Center - Reston

                  The Payroll Service Center - Reston is allocated to the benefiting segments, Corporate, DI&ET Home Office, Enterprise Services, Information Technology, Norco, DynTel, Seat Management, DynKePro, DMR, DynPort Vaccine Company (DVC) and AdvanceMed LLC (ES Hanford and ES Rocky Flats excluded) based on percentage of cumulative weighted average monthly headcount of the benefiting segments. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.

         MIS - Server Management

                  The allocation base is personal computers in the Metro area..

         MIS - Infrastructure Management - Data

                  The allocation base is PeopleSoft users. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Infrastructure Management - Voice

                  The allocation base is telephone lines. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Enterprise Systems

                  The allocation base is PeopleSoft users. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Customer Support

                  The allocation base is personal computers in the Metro area. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.

                  The Metro area is Edmund Halley, Plaza America, and Stevenson Ave. office buildings.





                                       G&A ALLOCATION SUMMARY
                                DMR (For illustrative purposes only)
                                         Month of June 2001
Divisional G&A:                                                 amounts in dollars ($)
------------------------------------------------------------------------------------------------------
                                                      Current           Prior           Monthly
                    Allocation                         Y-T-D            Y-T-D          Allocation
------------------------------------------------------------------------------------------------------
General ledger Service Center                            63,986.79        53,942.87         10,043.92
------------------------------------------------------------------------------------------------------
Accounts Payable Service Center                          26,576.23        21,435.00          5,141.23
------------------------------------------------------------------------------------------------------
Payroll Service Center                                    9,015.95         7,287.08          1,728.87
------------------------------------------------------------------------------------------------------
PeopleSoft (HR/Payroll)                                   1,866.68         1,546.11            320.57
------------------------------------------------------------------------------------------------------
PeopleSoft (Financial)                                        0.00                               0.00
------------------------------------------------------------------------------------------------------
 MIS Deltek                                               1,027.38           541.04            486.34
------------------------------------------------------------------------------------------------------
MIS Hyperion                                              1,221.99         2,048.97          (826.98)
------------------------------------------------------------------------------------------------------
MIS Enterprise Systems                                    3,313.90         2,795.73            518.17
------------------------------------------------------------------------------------------------------
MIS Infrastructure - Data                                 1,185.64         1,059.70            125.94
------------------------------------------------------------------------------------------------------
MIS Customer Support Center                               8,557.76         6,302.73          2,255.03
------------------------------------------------------------------------------------------------------
MIS Server Management                                     9,789.85         7,181.47          2,608.38
------------------------------------------------------------------------------------------------------
MIS Infrastructure Management - Voice                     4,984.65         3,107.82          1,876.83
------------------------------------------------------------------------------------------------------
MIS Training                                                  0.00                               0.00
------------------------------------------------------------------------------------------------------
PeopleSoft User Support                                   3,445.67         2,743.19            702.48
------------------------------------------------------------------------------------------------------
Facilities Allocation                                    76,379.94        63,558.55         12,821.39
------------------------------------------------------------------------------------------------------
                                                        211,352.43       173,550.26         37,802.17
                                                  ----------------------------------------------------
Corporate G&A:
------------------------------------------------------------------------------------------------------
                                                      Current           Prior           Monthly
                    Allocation                         Y-T-D            Y-T-D          Allocation
------------------------------------------------------------------------------------------------------
Business Development                                      9,811.89         9,049.45            762.44
------------------------------------------------------------------------------------------------------
Human Resources                                           9,465.36         7,361.24          2,104.12
------------------------------------------------------------------------------------------------------
Resystemization                                          10,604.36         7,880.14          2,724.22
------------------------------------------------------------------------------------------------------
MIS Corporate HR Support                                  1,018.37         1,087.58           (69.21)
------------------------------------------------------------------------------------------------------
Residual                                                128,177.46       109,354.46         18,823.00
------------------------------------------------------------------------------------------------------
                                                        159,077.44       134,732.87         24,344.57
                                                  ----------------------------------------------------


                                    EXHIBIT D

     TekInsight
Short-term Notes Payable 11-01-01
                                                         Exercise   Exercise    Conversion     Convert to
        Name            Date      Amount        Warrants   Price      Cost        Price          Equity
        ----            ----      ------        --------   -----      ----        -----          ------
      Somerall        8/21/01     57,000          18,981   1.50      28,472        1.75          32,571
      Ruggieri         8/6/01     100,000         33,300   1.50      49,950        1.75          57,143
      Ruggieri        8/30/01     150,000         49,950   1.50      74,925        1.75          85,714
      Ruggieri        10/11/01    750,000        249,750   1.50      374,625       1.75          428,571
                     ----------------------------------------------------------             ------------------
       Sub-total                 1,057,000       351,981             527,972                     604,000
                     ----------------------------------------------------------             ------------------

      Rosenbaum       10/01/01    200,000         59,333   1.70      100,866       1.70          117,647
      Rosenbaum       11/01/01    500,000        148,333   1.70      252,165       1.70          294,118
                     ----------------------------------------------------------             ------------------
       Sub-total                  700,000        207,666             353,031                     411,765
                     ----------------------------------------------------------             ------------------
    Total investors              1,757,000       559,647             881,003                    1,015,765
                     ----------------------------------------------------------

    Placement fee                (175,700)        57,981   1.50      86,972

                               -------------------------------------------------------------------------------
        Total                    1,581,300       617,628             967,974                    1,015,765
                               -------------------------------------------------------------------------------

Warrants at $1.50                                409,962
Warrants at $1.70                                207,666
                                            -------------
                                                 617,628
                                            -------------


At November 1, 2001, such notes bear interest at 8% (Rosenbaum) and 12% per annum during a term of 90 days. If the Company completes an equity financing of over $10 million during the term of the notes, outstanding principal and accrued interest of the notes shall become convertible into the Company's Class A common stock at $1.70 per share (Rosenbaum) or at a price that is the lower of (i) $1.75 per share, or (ii) a price that is equivalent to the terms of the financing. At the due date, if the notes have not been previously converted, at the election of the investors either (i) the outstanding principal and accrued interest on the notes shall be converted into the Company's Class A common stock at a price of $1.70 (Rosenbaum) or $1.50 per share, or (ii) the Company shall make a cash repayment of outstanding principal and accrued interest to the investors. In connection with the acquisition of these notes, the investors received a warrant to acquire one-third of a share of Class A common stock for each dollar of note principal, bearing an exercise price of $1.70 (Rosenbaum) or $1.50 per share and being exercisable for three years. The Company paid a finder, who is also a related-party director of the Company, a cash fee of ten percent (10%) of the proceeds from the note issuance. The Company also issued warrants to purchase 58,000 shares of the Company's Class A common stock, exercisable at a price of $1.50 per share for five years, to an unrelated third-party consultant for services related to structuring the notes offering.